EXHIBIT 10.35

                     SUBORDINATED PROMISSORY NOTE




$200,000.00


Issue Date: November 7, 2005
Maturity Date: December 13, 2005


FOR VALUE RECEIVED, the undersigned, Trinity Springs, Inc., a Delaware corporation (the "Maker"), hereby promises to pay to the order of Draupnir, LLC., a Delaware limited liability company (together with is successors and assigns, the "Holder"), the principal sum of Two Hundred Thousand Dollars ($200,000.00), together with interest at the floating rate (the "Rate"), of 300 basis points above the yield on 10-year treasury notes, compounded annually and adjusted concurrently with any adjustments to the yield on 10-year treasury notes, on the unpaid principal balance hereof. The entire amount of indebtedness hereunder then outstanding, including principal and accrued interest, shall become due and payable on the Maturity Date. Interest shall be computed on the basis of a 360 day year.

The Maker reserves the right to prepay all or any portion of this Subordinated Promissory Note (the "Note"), at any time and from time to time without premium or penalty of any kind by paying in addition to the principal amount of such prepayment, the interest accrued heron to the date of such prepayment.

If any one of the following events (each, an "Event of Default") shall occur and be continuing for the applicable period of time specified herein for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise): (i) there should be a default due under any of the Subordinated Notes (as defined in the Subordination Agreement) and such default shall continue for five (5) days after the mailing of written notice of such default to the Maker at the Maker's last known address, (ii) the Maker or any other person liable hereon should make an assignment of the benefit of the creditors, (iii) attachment or garnishment proceedings are commenced against the Maker or any other person liable hereon, (iv) a receiver, trustee or liquidator is appointed over or execution levied upon any property of the Maker (v) proceedings are instituted by or against the Maker or any other person liable hereon under any bankruptcy, insolvency, reorganization, receivership or other law relating to the relief of debtors from time to time in effect, including receivership or other law relating to the relief of debtors from time to time in effect, including without limitation the United States Bankruptcy Code, as amended, or (vi) the Maker liquidates or dissolves; then, and in each such Event of Default, the Holder may, at its option, without notice or demand, declare the remaining unpaid principal balance of this Note and all accrued interest thereon immediately due and payable in full.

Any amount hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until paid at the lesser of (i) the foregoing Rate plus two percent points or (ii) the maximum rate permitted by law, said interest to be compounded annually and computed on the basis of a 360 day year.

All payments made hereunder shall be made in lawful currency of the United States of America in immediately available. All payments made hereunder, whether a scheduled installment, prepayment, or payment as a result of acceleration, shall be allocated first to any expenses of collection, next to accrued but unpaid interest and then to installments of principal remaining outstanding hereunder first to principal amounts overdue then to principal amounts currently due and then to installments of principal due in the future in the inverse order of their maturity.

The Maker agrees to pay all reasonable costs of collection, including attorney's fees, paid or incurred by the Holder in enforcing this Note or the rights and remedies herein provided.

The indebtedness evidenced hereby is subordinated and subject to the limitations as set forth in that certain Subordination Agreement dated as November 7, 2005, which is attached hereto as Exhibit A and incorporated herein by reference, (as the same may be amended, restated supplemented or otherwise modified from time to time, The "Subordination Agreement"), by and among Holder and Maker for the benefit of LaSalle Bank National Association, Gold Bank and all other lenders (the "Senior Lenders") under that certain Amended and Restated Loan and Security Agreement, dated as of September 30, 2004, as amended by the Revised First Amendment to Amended and Restated Loan and Security Agreement, dated as of April 14, 2005, as amended by the Revised Second Amendment to Amended and Restated Loan and Security Agreement, dated May 23, 2005, by and between AMCON Distributing Company and its subsidiaries, The Beverage Group, Inc., Chamberlain Natural Foods, Inc., Hawaiian Natural Water Company, Inc., Health Food Associates, Inc. And Maker with the Senior Lenders.

The Holder may sell, assign, pledge or otherwise transfer all or any portion of its interest in this Note at any time or from time to time without prior notice or consent of and without releasing any party liable or becoming liable hereon.

By executing this Note on behalf of the Maker, the undersigned officer of the Maker, in his personal and individual capacity, represents to the Holder that such officer is duly authorized and empowered to execute and deliver this Note on behalf of the Maker and that this Note constitutes the legal and binding obligation of the Maker, enforceable against the Maker in accordance with its terms.

This Note shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.


IN WITNESS WHEREOF, the undersigned has duly caused this Subordinated Promissory Note to be executed and delivered at the place specified above and as of the date first written above.

TRINITY SPRINGS, INC.

By:   /s/ Andrew Mitchell
Date: November 14, 2005